EXHIBIT 99.1

Contact:	Neenah Paper, Inc.

Bill McCarthy

Vice President – Financial Analysis and Investor Relations

678-518-3278

Neenah Paper Announces Potential Transfer of Terrace Bay
Operations

ALPHARETTA, GEORGIA – May 9, 2006 (NYSE:NP) – Neenah Paper, Inc. announced today that the company and Buchanan Forest Products, Ltd. have tentatively agreed to a transfer of Neenah Paper’s Terrace Bay pulp mill and woodlands operations. The transfer is subject to several conditions, including completion of negotiations with mill and woodlands employees to help make the operation more competitive in the current challenging environment. These negotiations need to be completed by June 1 in order for the transaction to proceed.

“We are very pleased with this agreement and feel it is clearly in the best interest of our employees, shareholders, customers and local communities, as well as a positive development for the forest products industry in Northern Ontario”, said Sean Erwin, Chairman and Chief Executive Officer of Neenah Paper. “Following the mill shutdown in February, we had recently reached the difficult decision to permanently close the mill and woodlands. Instead, as part of this agreement we will provide funds to Buchanan that would have been required to close the facilities and which can now be used to help make the operation successful. Buchanan Forest Products has a long history and knowledge of Ontario forestry operations and is in the best position to properly manage the wood flow to gain the highest value from the fiber while assuring an efficient source of wood for the mill. This type of business model is critical for success in the Canadian forest products industry.”

Ken Buchanan, Chairman of Buchanan Forest Products, stated “the acquisition should improve the present state of the forest industry in Northern and Northwestern Ontario and remove the uncertainty that currently hangs over the communities connected with the forest industry.” In addition to the successful completion of employee relations efforts, Buchanan will be working with the governments of Ontario and Canada and others to finalize arrangements required to help the forest products industry survive.

It is anticipated that the transaction could close at the end of June.

About Neenah Paper, Inc.

Neenah Paper manufactures and distributes a wide range of premium and specialty paper grades, with well-known brands such as CLASSIC®, ENVIRONMENT®, KIMDURA® and MUNISING LP®. The company also produces and sells bleached pulp, primarily for use in the manufacture of tissue and writing papers. Neenah Paper is based in Alpharetta, Georgia, and has manufacturing operations in Wisconsin, Michigan and in the Canadian provinces of Ontario and Nova Scotia. Additional information about Neenah Paper can be found at the company’s web site at www.neenah.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the PSLRA. Any such forward-looking statements reflect our beliefs and assumptions and are based on information currently available to us and are subject to risks and uncertainties that could cause actual results to differ materially including, but not limited to, changes in U.S./Canadian dollar currency exchange rates, changes in pulp prices, the cost or availability of raw materials, unanticipated expenditures related to the cost of compliance with environmental and other governmental regulations, the labor situation in Ontario and the ability of the company to realize anticipated cost savings. Forward-looking statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Neenah Paper, Inc. cautions investors that any forward-looking statements we make are not guarantees or indicative of future performance.